EXHIBIT (5)



             [Haskell Slaughter Young & Rediker, L.L.C. Letterhead]



                                  June 28, 2002

HEALTHSOUTH Corporation
One HealthSouth Parkway
Birmingham, Alabama  35243

Attention:  Legal Department

         RE:  EXCHANGE OFFER FOR 7 5/8% SENIOR NOTES DUE 2012

Gentlemen:

         We have served as counsel to HEALTHSOUTH Corporation, a Delaware corporation (the "Company"), in connection with the proposed exchange offer (the "Exchange Offer"), which is more fully described in the Registration Statement on Form S-4 (Commission File No. 333-_______) filed by the Company, under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on June 28, 2002 (the "Registration Statement"), to exchange up to $1,000,000,000 aggregate principal amount of the Company's 7 5/8% Senior Notes due 2012 (the "Exchange Notes"), for an equal aggregate principal amount of the Company's outstanding 7 5/8% Senior Notes due 2012 (the "Private Notes"). This opinion is furnished to you pursuant to the requirements of Form S-4.

         In connection with this opinion, we have examined or are familiar with the originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization and issuance of the Exchange Notes as we have deemed necessary and appropriate in order to enable us to render the opinion below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies.

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HEALTHSOUTH Corporation
June 28, 2002
Page 2

         Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

         1. The Exchange Notes have been duly authorized; and

         2. Upon issuance, exchange and delivery of the Exchange Notes as contemplated in the Registration Statement, the Exchange Notes will be legally issued and will constitute the valid and binding obligations of the Company.

         We do hereby consent to the reference to our Firm in the Prospectus which forms a part of the Registration Statement, and to the filing of this opinion as an Exhibit thereto.

                                Very truly yours,

                                HASKELL SLAUGHTER YOUNG & REDIKER, L.L.C.



                                By          /s/ Robert E. Lee Garner
                                  ----------------------------------------------
                                                Robert E. Lee Garner